The Clorox Company

Three Months Ended June 30, 2021 Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price Mix and Other (1)	Organic Net Sales Growth/ (Decrease) (Non-GAAP) (2)	Organic Volume (3)
Health and Wellness	(17)%	(12)%	—%	—%	(5)%	(17)%	(12)%
Household	(8)	(3)	—	—	(5)	(8)	(3)
Lifestyle	(3)	(1)	—	—	(2)	(3)	(1)
International	5	(3)	7	(1)	7	(1)	(8)
Total	(9)%	(7)%	1%	—%	(2)%	(10)%	(8)%

Twelve Months Ended June 30, 2021 Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price Mix and Other (1)	Organic Net Sales Growth/ (Decrease) (Non-GAAP) (2)	Organic Volume (3)
Health and Wellness	8%	7%	—%	—%	1%	8%	7%
Household	10	9	—	—	1	10	9
Lifestyle	6	6	—	—	—	6	6
International	14	9	8	(3)	7	9	2
Total	9%	7%	1%	(1)%	3%	9%	6%

(1) This represents the net impact on net sales growth/ (decrease) from pricing action, mix and other factors.

(2) Organic sales growth/ (decrease) is defined as net sales growth/ (decrease) excluding the effect of any acquisitions and divestitures and foreign exchange rate changes. See “Non-GAAP Financial Information” below for reconciliation of organic sales growth to net sales growth/ (decrease), the most directly comparable GAAP financial information.

(3) Organic volume represents volume excluding the effect of any acquisitions and divestitures. In the three months ended June 30, 2021, the volume impact of acquisitions was 5% and 1% for International and Total Company, respectively. In the twelve months ended June 30, 2021, the volume impact of acquisitions was 7% and 1% for International and Total Company, respectively.

Non-GAAP Financial Information

Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating throughout the relevant periods, and the impact of foreign exchange rate changes, which are out of the control of the company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company

The following table provides a reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease) (GAAP), the most comparable GAAP measure:

	Three Months Ended June 30, 2021 Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	(17)%	(8)%	(3)%	5%	(9)%
Add: Foreign Exchange	—	—	—	1	—
Add/(Subtract): Divestitures/Acquisitions	—	—	—	(7)	(1)
Organic sales growth / (decrease) (non-GAAP)	(17)%	(8)%	(3)%	(1)%	(10)%

	Twelve Months Ended June 30, 2021 Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	8%	10%	6%	14%	9%
Add: Foreign Exchange	—	—	—	3	1
Add/(Subtract): Divestitures/Acquisitions	—	—	—	(8)	(1)
Organic sales growth / (decrease) (non-GAAP)	8%	10%	6%	9%	9%

The Clorox Company

Supplemental Unaudited Condensed Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the year-ago period.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY20					FY21
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cost Savings	+180	+150	+150	+170	+160	+170	+160	+110	+90	+130
Price Changes	+120	+100	+90	+50	+90	+50	+20	+30	+50	+30
Market Movement (commodities)	+30	+60	+60	+40	+50	+40	-50	-170	-290	-130
Manufacturing & Logistics	-50	-80	-50	-350	-140	-300	-420	-360	-490	-400
All other (1,2,3,4,5,6)	-220	-190	+80	+260	+10	+440	+420	+70	-330	+170
Change vs prior year	+60	+40	+330	+170	+170	+400	+130	-320	-970	-200

Gross Margin (%)	44.0%	44.1%	46.7%	46.8%	45.6%	48.0%	45.4%	43.5%	37.1%	43.6%

(1)	In Q1 of fiscal year 2020, “All other” includes about -180bps of negative impact from higher trade promotion spending.
(2)	In Q2 of fiscal year 2020, “All other” includes about -90bps of negative impact from higher trade promotion spending.
(3)	In Q4 of fiscal year 2020, “All other” includes the positive impact from volume growth and mix and assortment.
(4)	In Q1 of fiscal year 2021, “All other” includes the positive impact from volume growth and mix and assortment.
(5)	In Q2 of fiscal year 2021, “All other” includes the positive impact from volume growth and mix and assortment.
(6)	In Q4 of fiscal year 2021, “All other” includes the negative impact from volume growth and mix and assortment.

The Clorox Company

Supplemental Unaudited Condensed Information – Cash Flow
For the quarter ended June 30, 2021

Capital expenditures for the fourth quarter were $99 million versus $96 million in the year-ago quarter. (Fiscal year 2021 = $331 million)

Depreciation and amortization expense for the fourth quarter was $54 million versus $47 million in the year-ago quarter. (Fiscal year 2021 = $211 million)

Net cash provided by operations in the fourth quarter was $383 million, or 21.3% of net sales. (Fiscal year 2021 = $1,276 million, or 17.4% of net sales)

Supplemental Unaudited Condensed Information – Free Cash Flow
Fiscal Year Free Cash Flow Reconciliation

Dollars in Millions and percentages based on rounded numbers

	Fiscal Year 2021	Fiscal Year 2020
Net cash provided by operations – GAAP	$1,276	$1,546
Less: Capital expenditures	$331	$254
Free cash flow – non-GAAP (1)	$945	$1,292
Free cash flow as a percentage of net sales – non-GAAP (1)	12.9%	19.2%
Net sales	$7,341	$6,721

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

The Clorox Company

Supplemental Unaudited Reconciliation of Earnings Before Income Taxes to EBIT(1)(3) and Adjusted EBIT(2)(3)
Dollars in Millions and percentages based on rounded numbers

	FY 2020					FY 2021

	Q1 9/30/19	Q2 12/31/19	Q3 3/31/20	Q4 6/30/20	FY 6/30/20	Q1 9/30/20	Q2 12/31/20	Q3 3/31/21	Q4 6/30/21	FY 6/30/21
Earnings before income taxes	$258	$235	$297	$395	$1,185	$526	$332	-$59	$101	$900
Interest income	$0	-$1	$0	-$1	-$2	-$1	-$1	-$1	-$2	-$5
Interest expense	$25	$25	$24	$25	$99	$25	$24	$25	$25	$99
EBIT (1)(3)	$283	$259	$321	$419	$1,282	$550	$355	-$35	$124	$994
EBIT margin (1)(3)	18.8%	17.9%	18.0%	21.1%	19.1%	28.7%	19.3%	-2.0%	6.9%	13.5%
Saudi JV acquisition gain(4)	$0	$0	$0	$0	$0	-$82	$0	$0	$0	-$82
VMS impairment(5)	$0	$0	$0	$0	$0	$0	$0	$329	$0	$329
Professional Products supplier charge(6)	$0	$0	$0	$0	$0	$0	$0	$0	$28	$28
Adjusted EBIT – non-GAAP(2)(3)	$283	$259	$321	$419	$1,282	$468	$355	$294	$152	$1,269
Adjusted EBIT margin(2)(3)	18.8%	17.9%	18.0%	21.1%	19.1%	24.4%	19.3%	16.5%	8.4%	17.3%
Net sales	$1,506	$1,449	$1,783	$1,983	$6,721	$1,916	$1,842	$1,781	$1,802	$7,341

(1)	EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.
(2)	Adjusted EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income, interest expense and other noncash charges (such as noncash asset impairment charges and other noncash, nonrecurring gains or losses), as reported above. Adjusted EBIT margin is the ratio of adjusted EBIT to net sales.
(3)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, adjusted EBIT and adjusted EBIT margin provides useful additional information to investors about trends in the company's operations and is useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.
(4)	On July 9, 2020, the company increased its investment in each of the two entities comprising its joint venture in the Kingdom of Saudi Arabia (Saudi joint venture). As a result of this transaction, a noncash nonrecurring net gain was recognized of $82 ($76 after tax) in Other (income) expense, net in the quarter ended September 30, 2020, primarily due to the remeasurement of the carrying value of the company’s previously held equity investment to fair value.
(5)	During the quarter ended March 31, 2021, noncash impairment charges of goodwill, trademarks and other assets were recorded of $329 ($267 after tax).
(6)	During the quarter ended June 30, 2021, noncash charges of $28 ($21 after tax) were recorded on investments and related arrangements made with a Professional Products SBU supplier.

The Clorox Company

Supplemental Unaudited Reconciliation of Adjusted Earnings Per Share

(Dollars in millions except per share data; shares in thousands)

	Diluted Earnings Per Share
	Three Months Ended June 30
	2021	2020	% Change
As reported (GAAP)	$0.78	$2.41	(68%)
Professional Products supplier charge (a)	0.17	$-
As adjusted (Non-GAAP)	$0.95	$2.41	(61%)

	Diluted Earnings Per Share
	Twelve Months Ended June 30
	2021	2020	% Change
As reported (GAAP)	$5.58	$7.36	(24%)
Professional Products supplier charge(a)	0.17	-
VMS impairment(b)	2.10	-
Saudi JV acquisition gain(c)	(0.60)	-
As adjusted (Non-GAAP)	$7.25	$7.36	(2%)

	Full Year 2022 Outlook (Estimated Range)
	Diluted Earnings Per Share
	Low	High
As estimated (GAAP)	$5.05	$5.35
Digital and other capabilities investments (d)	0.35	0.35
As adjusted (Non-GAAP)	$5.40	$5.70

(a)	During the quarter ended June 30, 2021, noncash charges of $28 ($21 after tax) were recorded on investments and related arrangements made with a Professional Products SBU supplier.
(b)	During the year ended June 30, 2021, noncash impairment charges of goodwill, trademarks and other assets were recorded of $329 ($267 after tax) related to the VMS SBU.
(c)	On July 9, 2020, the company increased its investment in each of the two entities comprising its joint venture in the Kingdom of Saudi Arabia (Saudi joint venture). As a result of this transaction, a noncash non-recurring net gain was recognized of $82 ($76 after tax) in Other (income) expense, net in the quarter ended September 30, 2020, primarily due to the remeasurement of the carrying value of the company’s previously held equity investment to fair value.
(d)	In FY22, the company expects to incur approximately $55 ($42 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment.